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                 Phillips, Lytle, Hitchcock, Blaine & Huber LLP
                           3400 Marine Midland Center
                            Buffalo, New York 14203

                                                               November 24, 1997




Moog Inc.
East Aurora, New York 14052

Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 2,300,000 shares of Class A Common Stock, par value $1.00 per share (the "Shares") of Moog Inc., a New York corporation (the "Company").

     In connection with rendering this opinion, we have examined the Certificate of Incorporation, as heretofore amended and restated, and By-laws of the Company; such records of corporate proceedings of the Company as we deemed material; a Registration Statement on Form S-3 under the Securities Act relating to the Shares (the "Registration Statement") and the Prospectus contained therein, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York.

     Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement has become effective under the Securities Act and following issuance of the Shares against payment of valid consideration therefore in an amount duly authorized by the Board of Directors of the Company or a duly constituted committee thereof, such Shares will be validly issued, fully paid and non-assessable.

     The foregoing assumes that all requisite steps have been and will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                  Very truly yours,

                                  PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP


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